EXHIBIT 10.54
Nordstrom, Inc.
Board of Directors Compensation Schedule
Approved by the Board of Directors on February 21, 2007
To Be Effective on May 22, 2007

Annual Cash Retainer
Director Annual Retainer	$50,000

Committee Chair Annual Retainer
Audit Committee	$15,000
Compensation Committee	$12,500
Corporate Governance and Nominating Committee	$10,000
Finance Committee	$10,000

Committee Member Annual Retainer
Audit Committee	$10,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$10,000
Finance Committee	$10,000
Executive Committee	$0

Annual Stock Award
Stock having a value of:	$100,000

Non-Executive Chairman of the Board Supplemental Annual Retainer
Stock having a value of:	$200,000

(The Non-Executive Chairman of the Board receives this supplemental annual stock award in addition to all of the other directors’ fees shown above.)

Deferred Compensation Plan

Directors are eligible for voluntary deferral of annual cash retainers, committee chair retainers, committee member retainers and annual stock awards. Elections to defer compensation for any given calendar year must be made prior to the first Board meeting within such calendar year.